Exhibit 3.2


                       BY-LAWS OF MALLINCKRODT INC.
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                  (As amended through August 18, 1999)

                                Article I
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                         MEETINGS OF STOCKHOLDERS

Section 1.   The annual meeting of stockholders of this Corporation
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for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day of each year and at such place and hour as may be fixed by the Board of Directors prior to the giving of the notice of the date, place, and object of such meeting, or if no other date has been so
fixed, on the third Wednesday in October.   Notice of the time, place
and object of such meeting shall be given by mailing at least ten days previous to such meeting, postage prepaid, a copy of such notice addressed to each stockholder at his residence or place of business as the same shall appear on the books of the Corporation.

Section 2.   Special meetings of the stockholders other than those
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regulated by statute may be called at any time by the Chairman of the
Board, the President or by a majority of directors. Notice of every special meeting stating the time, place and object thereof, shall be given by mailing, postage prepaid, at least ten days before such meeting, a copy of such notice addressed to each stockholder at his post office address as the same appears on the books of the Corporation.

Section 3.   At all meetings of stockholders a majority of the votes
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of capital stock outstanding and entitled to vote thereat either in person or by proxy, shall constitute a quorum, except as may be otherwise provided by law.

Section 4.   The Board of Directors may fix a date not more than sixty
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days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

Section 5.   At all meetings of stockholders all questions shall be
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determined by a majority of the votes cast by the holders of shares entitled to vote thereon in person or by proxy, except as otherwise provided by law.

Section 6.   Except as may otherwise be required by applicable law
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or regulation, a stockholder may make a nomination or nominations for director of the Corporation at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors or may bring up any other matter for consideration and action by the stockholders at an annual meeting of stockholders only if the provisions of Subsections A, B and C hereto shall have been satisfied. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at the meeting shall be deemed not properly brought before the meeting, is and shall be ruled by the chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

     A. The stockholder must, not less than ninety days and not more than one hundred and twenty days before the day of the meeting, deliver or cause to be delivered a written notice to the Secretary of the Corporation; provided, however, that in the event that less than one hundred days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders by the Corporation, notice by the stockholder to the Secretary of the Corporation, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice or prior public disclosure was made. Notice by the Corporation shall be deemed to have been given more than one hundred days in advance of the annual meeting if the annual meeting is called for the third Wednesday in October (or on any day within a thirty day period before or after such date, provided that in any such case the third Wednesday in October shall be deemed the "day of the meeting" for purposes of calculating the ninety and one hundred and twenty day periods set forth above) without regard for when the notice or public disclosure thereof is actually given or made. The stockholder's notice shall specify (a) the name and address of the stockholder as they appear on the books of the Corporation; (b) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business described in the notice which is in the interest of a business or object other than the business of the Corporation; (d) if such business is a nomination for director, each nomination sought to be made and a statement signed by each proposed nominee indicating his or her willingness so to serve if elected and disclosing the information about him or her that is required by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Corporation for election as one of its directors; and (e) if such business is other than a nomination for director, a brief description of such business and the reasons it is sought to be submitted for a vote of the stockholders.

     Notwithstanding anything in this Section 6 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

     For purposes of this Section 6, a matter shall be deemed to have been "publicly announced or disclosed" and "public disclosure" shall be deemed to have been made if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

     In no event shall the adjournment of an annual meeting, or the postponement of any annual meeting keeping the same record date, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 6.

     B. Notwithstanding satisfaction of the provisions of Subsection A, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

     C. In the event such notice is timely given and the business described therein is not disqualified because of Subsection B, such business (a) may nevertheless not be presented or acted upon at a special meeting of stockholders unless in all other respects it is properly before such meeting; and (b) may not be presented except by the stockholder who shall have given the notice required by Subsection A or a representative of such stockholder who is qualified under the law of New York to present the proposal on the stockholder's behalf at the meeting.

Section 7.   Except as may otherwise be required by applicable law or
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by rules and regulations adopted by the Board of Directors, the Chair of any meeting of stockholders shall prescribe such rules, regulations and procedures and do such acts, including causing an adjournment of the meeting without a vote of stockholders, that the Chair deems appropriate. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chair of the meeting, may include, but are not limited to, the following: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted for questions or comments by participants. Unless and to the extent determined by the Board or the Chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                Article II
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                                DIRECTORS

Section 1.   The number of directors of the Corporation may be
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determined from time to time by resolution adopted by a majority of the entire Board of Directors, except that such number shall not be less than eight nor more than sixteen, exclusive of directors, if any, to be elected by the holders of 4% Cumulative Preferred Stock or the holders of one or more series of Series Preferred Stock pursuant to the provisions of Article Third of the Certificate of Incorporation of the Corporation. Until the first such resolution is adopted, the Board shall consist of sixteen directors. As provided in the Certificate of Incorporation and subject to the provisions of the ninth sentence of Article Ninth thereof, (i) the directors shall be divided into three classes as nearly equal in number as possible; (ii) at each annual meeting directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their successors are chosen; (iii) if the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; and (iv) if the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders. No decrease in the Board shall shorten the term of any incumbent director. As used in these By-Laws, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Vacancies occurring in the Board of Directors may be filled for the unexpired term by a majority vote of the remaining directors. The Board of Directors shall adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper, not inconsistent with the laws of the State of New York or these By-Laws. This By-Law may be amended only by the affirmative vote of the holders of two-thirds of the shares of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this By-Law as one class.

Section 2.   The directors shall elect one of their members, who may
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or may not be an officer of the Corporation, to act as Chairman of the
Board. He shall preside, when present, at all meetings of the Board of Directors and stockholders.

Section 3.   As soon as practicable after the Annual Meeting of
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Stockholders, the newly elected Board of Directors shall hold its first meeting for the purpose of organization and the transaction of business. At such organizational meeting the Board of Directors shall elect the officers of the Corporation and shall prepare a schedule fixing the time and place of all regular meetings of the Board of Directors to be held during the next ensuing calendar year. All such regular meetings of the Board of Directors may be held without further notice to any director who shall have attended the organizational meeting. Notice of the time and place fixed for such regular meetings shall be given by personal notice or by mail or telegraph to each director who shall not have attended the organizational meeting at least ten days prior to the first Board of Directors' meeting after such organizational meeting which such director shall be eligible to attend. The Board of Directors shall have authority to change the time and place of any regular meeting previously fixed, provided that the foregoing provisions as to notice thereof shall apply to any such changed regular meeting. The Chairman of the Board of Directors or the President may, and at the request of a majority of the Board of Directors in writing must, call a special meeting of the Board of Directors, not less than twenty-four hours' notice of which must be given by personal notice or by mail, telephone, telegraph, facsimile
(FAX), or other form of communication. Nothing herein contained shall prevent a waiver of notice of meeting by directors.

Section 4.   At all meetings of the Board of Directors one-third of
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the entire Board of Directors as from time to time fixed under these
By-Laws shall constitute a quorum.


                                Article III
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                                  OFFICERS

Section 1.   The officers of the Corporation shall be a President
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(subject to Section 4 of this Article III), one or more Vice
Presidents, a Secretary, a Controller, a Treasurer, such Assistant Secretaries, Assistant Controllers and Assistant Treasurers as the Board of Directors may deem necessary, a Chairman of the Board if the Board deems this necessary, and a Vice Chairman of the Board if there is a Chairman and the Board deems a Vice Chairman necessary. Any two offices, excepting those of Chairman of the Board and Secretary, and President and Secretary, may be held by one person.

Section 2.   The Chairman of the Board or the President, as designated
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by the Board of Directors, shall be the Chief Executive Officer of the
Corporation and subject to the control and direction of the Board of Directors shall exercise the powers and perform the duties usual to the chief executive officer, have general charge of the affairs of the Corporation, see that all orders and resolutions of the Board are carried into effect, and do and perform such other duties as from time to time may be assigned to him by the Board of Directors or these By-Laws.

Section 3.   The Chairman of the Board shall preside at all meetings
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of the Board of Directors and of the stockholders and perform such other duties as from time to time may be assigned to that office by the Board or, when he is not the Chief Executive Officer, by the Chief Executive Officer, or by these By-Laws.

Section 4.   The President shall perform such duties as from time to
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time may be assigned to him by the Board of Directors, or when he is not the Chief Executive Officer, by the Chief Executive Officer, or by these By-Laws, and if there is no Chairman, or in the absence or disability of the Chairman, the President shall perform the duties of that office. When the Chairman of the Board is the Chief Executive Officer, the Board need not designate a President and the duties of President may be performed by the Chief Executive Officer or in part by such officer and in part by another officer or officers of the Corporation, as specified by the Board.

Section 5.   The Vice Presidents, one or more of whom may be
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designated Executive or Senior Vice Presidents, shall perform such duties in such capacities or as heads of their respective operating units as may be assigned by the Board of Directors, or by the Chief Executive Officer. In the absence or disability of the President, and in the absence or disability of the Chairman when there is no President as such, the duties of the respective office shall be performed by the Vice Presidents in the order of priority established by the Board, and unless and until the Board of Directors shall otherwise direct.

Section 6.   The Controller shall be the chief accounting officer of
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the Corporation and shall be in charge of its books of account, accounting records and accounting and internal auditing procedures. He shall be responsible for the verification of all of the assets of the Corporation and the preparation of all tax returns and other financial reports to governmental agencies by the Corporation and shall have such other duties and powers as shall be designated from time to time by the Board of Directors or the Chairman of the Board. The Controller shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business shall be under the supervision of the Chairman of the Board or such other officer as the Board of Directors shall designate.


Section 7.   The Treasurer, subject to the direction and supervision
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of such officer and to such limitations on his authority as the Board of Directors may from time to time designate or prescribe, shall have the care and custody of the funds and securities of the Corporation, sign checks, drafts, notes and orders for the payment of money, pay out and dispose of the funds and securities of the Corporation and in general perform the duties customary to the office of Treasurer.

Section 8.   The Secretary shall keep the minutes of meetings of the
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Board of Directors and the minutes of the stockholders' meetings and have the custody of the seal of the Corporation and affix and attest the same to certificates of stock, contracts and other documents when proper and appropriate. He shall perform all of the other duties usual to that office.

Section 9.   The Assistant Secretaries, Assistant Controllers and
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Assistant Treasurers shall perform such duties as may be assigned by the Board of Directors.

Section 10.  Each officer elected by the Board of Directors shall hold
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office until the next annual meeting of the Board of Directors and until his successor is elected. Any officer may be removed at any time with or without cause by a vote of a majority of the members of the Board of Directors. A vacancy in any office caused by the death, resignation or removal of the person elected thereto or because of the creation of a new office or for any other reason, may be filled for the unexpired portion of the term by election of the Board of Directors at any meeting. In case of the absence or disability, or refusal to act of any officer of the Corporation, or for any other reason that the Board of Directors shall deem sufficient, the Board may delegate, for the time being, the powers and duties, or any of them of such officer to any other officer or to any director.


                                Article IV
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                               CAPITAL STOCK

Section 1.   Subscriptions to the capital stock must be paid to the
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Treasurer at such time or times, and in such installments as the Board of Directors may by resolution require.

Section 2.   The certificate for shares of the Corporation shall be in
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such forms as shall be approved by the Board of Directors and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3.   Registration of transfers of shares shall be made upon
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the books of the Corporation by the registered holder in person or by power of attorney, duly executed and filed with the Secretary or other proper officer of the Corporation, and on surrender of the certificate or certificates for such shares, properly assigned for transfer.


                                Article V
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                          COMMITTEES OF THE BOARD

Section 1.  The Board of Directors may elect from among its members,
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by resolution adopted by two-thirds of the entire Board of Directors, an Executive Committee consisting of the Chairman of the Board and three or more other members of the Board. From such Committee members, the Board shall elect a Chairman of such Committee.

Section 2.   During the intervals between meetings of the Board of
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Directors, the Executive Committee shall, subject to any limitations imposed by law or the Board of Directors, possess and may exercise all the powers of the Board of Directors in the management and direction of the Corporation in such manner as the Executive Committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors.

Section 3.   The Board of Directors may also elect from among its
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members, by resolutions adopted by a majority of the entire Board of
Directors, such other committee or committees as the Board of Directors shall determine, each such committee to consist of at least three members of the Board. The Board shall elect a Chairman of each such committee, shall fix the number of and elect the other members thereof, and shall establish the duties and authority thereof, subject to such limitations as may be required by law.

Section 4.   The Board of Directors shall fill any vacancies on any
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committee established under this Article, with the objective of keeping the membership of each such committee full at all times.

Section 5.   All action by any committee of the Board of Directors
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shall be referred to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors provided that no rights or acts of third parties shall be affected by any such revision or alteration. Subject to such applicable resolutions as may be adopted by the Board, each committee shall fix its own rules of procedure and shall meet where and as provided in such rules, but in any case the presence of a majority shall be necessary to constitute a quorum.

Section 6.  The Audit Committee of the Board of Directors shall be
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composed exclusively of independent, non-employee directors of the
Corporation. For purposes of determining a director's independence, the Board of Directors shall use the definition of "independent" as proposed in February 1999 by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, which is repeated below in its entirety.

       Members of the audit committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation.
       Examples of such relationships include:

       - a director being employed by the corporation or any of its affiliates for the current year or any of the past five years;

       - a director accepting any compensation from the corporation or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan;

       - a director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the corporation or any of its affiliates as an executive officer;

       - a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments that are or have been significant to the corporation or business organization in any of the past five years;

       - a director being employed as an executive of another company where any of the corporation's executives serves on that company's compensation committee.

       A director who has one or more of these relationships may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses in the next annual proxy statement subsequent to the determination, the nature of the relationship and the reasons for that determination.



                                Article VI
                                ----------

                            MEETINGS BY CONSENT

Section 1.   Any action required or permitted to be taken by the Board
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of Directors or any committee thereof may be taken without a meeting if all members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board of committee.

Section 2.   Any one or more members of the Board or any committee
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thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                Article VII
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                              INDEMNIFICATION

Section 1.   The Company shall, to the fullest extent permitted by
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applicable law, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, by reason of the fact that he, his testator, or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorney's fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 2.   The Company may indemnify any other person to whom the
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Company is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner.

Section 3.   The Company shall, from time to time, reimburse or
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advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorney's fees, incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 4.   Any director or officer of the Company serving (i)
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another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company.

Section 5.   Any person entitled to be indemnified or to the
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reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

Section 6.   The right to be indemnified or to the reimbursement or
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advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Section 7.   If a request to be indemnified or for the reimbursement
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or advancement of expenses pursuant hereto is not paid in full by the
Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the Claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

Section 8.   A person who has been successful, on the merits or
----------
otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 shall be entitled to indemnification only as provided in Sections 1 and 3, notwithstanding any provision of the New York Business Corporation Law to the contrary.


                                Article VIII
                                ------------

                                 AMENDMENTS

Section 1.   These By-Laws may be amended at any stockholders' meeting
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by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon, represented either in person or by proxy.

Section 2.   Subject to the limitations, if any, from time to time
----------
prescribed in By-Laws made by stockholders, the Board of Directors at any regular or special meeting, by the vote of a majority of the directors may make, alter, amend and repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders.